Shire Warwick Lewis Capital Markets Limited Statement of Financial Condition December 31, 2013

Shire Warwick Lewis Capital Markets Limited

Contents

December 31, 2013

   Page

Report of Independent Registered Public Accounting Firm

1

Statement of Financial Condition

2

Notes to Statement of Financial Condition

3-4

Report of Independent Registered Public Accounting Firm

  To the Stockholder of

  Shire Warwick Lewis Capital Markets Limited

We have audited the accompanying statement of financial condition of Shire Warwick Lewis Capital Markets Limited ("SWLCM") or the "Company") as of December 31, 2013. The Company's management is responsible for this statement of financial condition. Our responsibility is to express an opinion on the statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement.  The  Company  is  not required  to  have,  nor  were engaged to perform,  an  audit of its  internal  control  over financial  reporting.    Our audit  included  consideration  of  internal  control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an  opinion  on the  effectiveness  of  the  Company's  internal control  over financial  reporting.   Accordingly, we express no such opinion.   An  audit also  includes  examining,  on a  test  basis,  evidence  supporting  the  amounts  and  disclosures  in  the  balance   sheet,  assessing  the  accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation.    We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Shire Warwick Lewis Capital Markets Limited as of December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

New York, NY

July 24, 2014

Shire Warwick Lewis Capital Markets Limited

Statement of Financial Condition

December 31, 2013

Stockholder’s Equity

Stockholder’s Equity

Ordinary shares, 100 shares issued and outstanding; par value

  £1 ($1.65per share)

$

165

Stock subscription receivable

(165)

Total stockholder’s equity

$

-

2

Shire Warwick Lewis Capital Markets Limited

Notes to Statement of Financial Condition

December 31, 2013

1.

Description of the Company

Shire Warwick Lewis Capital Markets Limited (“SWLC Markets” or the “Company”) was organized under the laws of the United Kingdom on December 4, 2013.  The Company will be involved in propriety trading of securities.

2.

Summary of Significant Accounting Policies

Basis of Presentation

The statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the statement of financial condition in accordance with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the statement of financial condition.  Actual results may differ from those estimates.

Foreign Currency Translation

The statement of financial condition is translated into U.S. dollars using the exchange rate at the statement of financial condition date for assets and liabilities.  Translation adjustments, if any, are recorded in the statement of operations.

3.

Stock Subscription Receivable

The sole stockholder of the Company owes the Company $165 for the Company’s issuance of the authorized ordinary shares.  As of December 31, 2013, these amounts have not been repaid to the Company and accordingly, the stock subscription receivable is presented as a component of stockholder’s equity.

4.

Subsequent Events

Employment Contracts

In February 2014, the Company entered into employment contracts with two of its officers.  The contracts provide for a total compensation of £15,000 (approximately $25,000) to one of its officers after completion of the first three months of employment.  Subsequent compensation to both of the officers shall be based on a prescribed formula based on net trading surplus for each of the officers.  The contracts contain certain restrictive covenants, including but not limited to a covenant not to compete for a 12-month period from the date employment ends.

In June 2014, the Company entered into revised employment contracts with the officers, whereby the officers are entitled to an advance payment of £5,000 (approximately $8,400) each for three months as a prepayment towards the compensation based on the prescribed formula as described above.

3

Shire Warwick Lewis Capital Markets Limited

Notes to Statement of Financial Condition

December 31, 2013

Ownership Change

In April 2014, the sole stockholder of SWLC Markets exchanged all of his ordinary shares for the same ownership of Shire Warwick Lewis Group Limited (“SWLG”), at which time SWLC Markets became a wholly owned subsidiary of SWLG.  SWLG was organized under the laws of the United Kingdom in March 2014, and is seeking to establish a broad diversified financial services group of companies providing investment banking, securities trading, the market making of cash products and their derivatives, asset management, asset financing, venture capital and real estate investments.  The transaction constituted an exchange of shares necessary for legal purposes, however, lacks substance for accounting purposes since ownership interests have not changed.

During the period from March 1, 2014 and May 30, 2014, there were additional wholly-owned subsidiaries of SWLG formed as follows:

•

Shire Warwick Lewis Asset Management Limited

•

Shire Warwick Lewis DMA Systems Limited

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Shire Warwick Lewis Finance Limited

•

Shire Warwick Lewis Venture Capital Limited

SWLG received approximately $167,000 through the issuance of an additional 614 ordinary shares of SWLG from January 1, 2014 through July 24, 2014.  Effective July 2, 2014, SWLG was merged into an existing company, Shire Warwick Lewis Holdings Inc. (“SWLH”) that had no activity.  SWLH is a Delaware corporation whose previous name was DE Acquisition 4, Inc.  SWLH has authorized 500,000,000 shares of common stock and 20,000,000 shares of preferred stock with par values of $0.0001 per share for both classes of stock.  Simultaneous with the merger, the existing stockholders of SWLG exchanged all of the shares (714 ordinary shares) for 2,000,000 shares of SWLH common stock.

On June 4, 2014, SWLH issued 10,000 shares of common stock for $25,000.

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